Exhibit 99.1

American Midstream Enters Definitive Agreement to Sell Propane Business for $170

Million; Commences Capital Redeployment Strategy

•	Sale provides significant capital to be redeployed in core operating areas of the deep-water Gulf of Mexico, Permian Basin and East Texas

•	Transaction materially simplifies American Midstream’s business profile

•	Partnership expects to redeploy substantially all proceeds in third quarter of 2017

•	Announces acquisition of Viosca Knoll; further integrating Gulf of Mexico system

•	Maintains 2017 Adjusted EBITDA guidance; expects material increase in 2018

HOUSTON – July 24, 2017 – American Midstream Partners, LP (NYSE: AMID) (“Partnership” or “AMID”) announced it has entered into a definitive agreement for the sale of the Partnership’s Propane Marketing and Services (“Propane”) business to SHV Energy N.V. for $170 million in cash, subject to working capital adjustments. The transaction is expected to close in the third quarter of 2017.

Through the transaction, the Partnership will divest 100% of Propane, including Pinnacle Propane’s 40 service locations; Pinnacle Propane Express’ cylinder exchange business and related logistic assets; and the Alliant Gas utility system.

For the past several quarters, the Partnership’s management has reiterated its intention of growing distributable cash flow and creating balance sheet flexibility to pursue its growth objectives. In the second quarter of 2017, AMID began executing on a capital optimization strategy to simplify its businesses and redeploy capital from non-core assets toward complementary opportunities in the Partnership’s Gulf of Mexico, Permian Basin and East Texas assets.

Core Area Capital Redeployment

Through a series of executed and anticipated transactions, the Partnership expects that substantially all proceeds from the Propane sale will be reallocated within the third quarter of 2017, further enhancing AMID’s cash flow profile.

This includes the Partnership’s June 2, 2017 acquisition of the Viosca Knoll system (“Viosca Knoll”) from Genesis Energy, L.P. for total consideration of approximately $32 million. Viosca Knoll serves producing fields located in Main Pass, Mississippi Canyon and Viosca Knoll areas in deep-water Gulf of Mexico that connect to several major delivery pipelines, including AMID’s High Point and Destin pipelines. The acquisition of Viosca Knoll continues the Partnership’s development of a premier Gulf of Mexico system offering strong interconnectivity across the Gulf Coast and providing customers with more efficient delivery options. The acquisition was initially funded with borrowings from the Partnership’s senior secured credit facility and will be repaid commensurate with closing of the Propane transaction.

“Over the past few months, AMID’s management team has communicated its strategy to strengthen the Partnership’s competitive position in our core areas, evaluate non-core asset sales and reallocate capital to areas with the greatest long-term value. The sale of the Propane business and acquisition of Viosca Knoll are the first steps in implementing a strategy that achieves these goals,” stated Lynn Bourdon, the Partnership’s Chief Executive Officer. “Reallocating capital from non-core assets into more strategic investments significantly repositions AMID’s ability to compete and to generate significant unitholder value.”

The Partnership expects to announce further beneficial outcomes of its capital optimization strategy over the coming months and is maintaining its previously announced 2017 Adjusted EBITDA guidance of $190 to 205 million. Based on anticipated outcomes of its growth strategy and other opportunities the Partnership is pursuing, American Midstream expects a material increase in 2018 Adjusted EBITDA.

Closing of the sale of the Propane business is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Act.

Wells Fargo Securities, LLC acted as exclusive financial advisor and Gibson, Dunn & Crutcher LLP served as legal counsel to American Midstream for the Propane transaction.

About American Midstream Partners, LP

American Midstream Partners, LP is a growth-oriented limited partnership formed to provide critical midstream infrastructure that links producers of natural gas, crude oil, NGLs, condensate and specialty chemicals to end-use markets. American Midstream’s assets are strategically located in some of the most prolific onshore and offshore basins in the Permian, Eagle Ford, East Texas, Bakken and Gulf Coast. American Midstream owns or has an ownership interest in approximately 4,000 miles of interstate and intrastate pipelines, as well as ownership in gas processing plants, fractionation facilities, an offshore semisubmersible floating production system with nameplate processing capacity of 100 MBbl/d of crude oil and 240 MMcf/d of natural gas; and terminal sites with approximately 6.7 MMBbls of storage capacity.

For more information about American Midstream Partners, LP, visit:

www.americanmidstream.com.

About SHV Energy

SHV Energy is one of the world’s leading LPG distributors. In addition, SHV Energy also provides small-scale LNG, biomass and soon also bio-LPG to customers that do not have access to the natural gas grid. SHV Energy enables its customers to switch from heating oil and solid fuels to cleaner fuels such as LPG, LNG and renewables, resulting in a lower carbon impact and improved air quality. SHV Energy has 16,000 employees and operates in more than 20 countries under brands such as Primagaz, Calor Gas, Liquigas and Ipragaz. Revenues in 2016 were USD 6.6 billion. As part of the 121 years old Dutch privately owned SHV Holdings, SHV Energy is committed to working sustainably with communities, stakeholders and policymakers.

For more information about SHV Energy, visit: www.shvenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” “guidance,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see our “Risk Factors” and other disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017, Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial measure “Adjusted EBITDA.” You should not consider Adjusted EBITDA in isolation or as a substitute for, or more meaningful than analysis of, our results as reported under GAAP. Adjusted EBITDA may be defined differently by other companies in our industry. Our definitions of this non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Adjusted EBITDA is a supplemental non-GAAP financial measure used by our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess: the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash flow to make cash distributions to our unitholders and our General Partner; our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We define Adjusted EBITDA as net income (loss) attributable to the Partnership, plus interest expense, income tax expense, depreciation, amortization and accretion expense attributable to the Partnership, debt issuance costs paid during the period, distributions from investments in unconsolidated affiliates, transaction expenses primarily associated with our JPE Merger, Delta

House acquisition, certain non-cash charges such as non-cash equity compensation expense, unrealized (gains) losses on derivatives and selected charges that are unusual, less construction and operating management agreement income, other post-employment benefits plan net periodic benefit, earnings in unconsolidated affiliates, gains (losses) on the sale of assets, net, and selected gains that are unusual. The GAAP measure most directly comparable to our performance measure Adjusted EBITDA is net income (loss) attributable to the Partnership.

In this release, we present projected Adjusted EBITDA guidance for 2017. We are unable to project net income (loss) attributable to the Partnership to provide the related reconciliations of projected Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP, because the impact of changes in distributions from unconsolidated affiliates, operating assets and liabilities, the volume and timing of payments received and utilized from our customers are out of our control and cannot be reasonably predicted. We provide a range for the forecast of Adjusted EBITDA to allow for the variability in gain (loss) on sale of assets, timing of cash receipts and disbursements, customer utilization of our assets, interest expense and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of Adjusted EBITDA to projected net income (loss) attributable to the Partnership is not available without unreasonable effort.

Investor Contact

Mark Buscovich, (346) 241-3467

Manager of Finance

mbuscovich@americanmidstream.com

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